Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
EMMIS AUSTIN RADIO BROADCASTING COMPANY, L.P.

     The undersigned partners of Emmis Austin Radio Broadcasting Company, L.P. (hereinafter referred to as the “Partnership”) hereby amend the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) as follows:

     Section 1. The exact text of Article VIII, Section 8.1 of the Partnership Agreement now reads as follows:

     Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following:

     (a) The occurrence of an event of withdrawal from the Partnership by the General Partner as provided for in the Act.

     (b) The consent in writing of the General Partner and all the Limited Partners.

     (c) The occurrence of any event which, under the Act, causes the dissolution of a limited partnership.

     Section 2. The exact text of Article VIII, Section 8.2 of the Partnership Agreement now reads as follows:

     Reconstitution. Upon the dissolution of the Partnership as a result of an event described in Section 8.1(a) or 8.1(c) or, to the extent permitted under the Act, the Partnership may be reconstituted and its business continued without being wound up as provided in Section 8.03 of the Act, and the provisions of Section 6.02 of the Act shall be applicable.

     Section 3. In all other respects, the Partnership Agreement shall remain in full force and effect.

     This First Amendment to the Amended and Restated Agreement of Limited Partnership is effective as of August 31, 2003.

EMMIS OPERATING COMPANY	RADIO AUSTIN MANAGEMENT,L.L.C

By:	By:

Printed:	Printed:

Its:	Its:

SINCLAIR TELECABLE, INC

By:

Printed:

Its: